IMPORTANT TAX INFORMATION

     Under Federal income tax laws, a registered Holder of Series A Notes or Series B Notes is required to provide the Trustee (as payer) with such Holder's correct Tax Identification Number ("TIN") on Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding.
If such Holder is an individual, the TIN is his or her social security number.
 If the Trustee is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service, and payments made to such Holder with respect to the Series A Notes or Series B Notes may be subject to backup withholding.

     Certain Holders (including among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt Holders should indicate their exempt status on Substitute Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Trustee a properly completed Internal Revenue Service Form W-8, signed under penalties of perjury, attesting to that Holder's exempt status. A Form W-8 can be obtained from the Trustee.

     If backup withholding applies, the Trustee is required to withhold 20% of any payments made to the Holder or other payee. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding on payments made with respect to Series A Notes or Series B Notes, the Holder is required to provide the Trustee with:
(i) the Holder's correct TIN by completing the form below, certifying that the TIN provided on Substitute W-9 is correct (or that such Holder is awaiting a TIN) and that (A) such Holder is exempt from backup withholding, (B) the Holder has not been notified by the Internal Revenue Service that the Holder is subject to backup withholding as a result of failure to report all interest or dividends, or (C) Internal Revenue Service has notified the Holder that the Holder is no longer subject to backup withholding; and (ii) if applicable, an adequate basis for exemption.

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     PAYER'S NAME:

SUBSTITUTE
Form W-9

Department of the
Treasury--Internal
Revenue Service

Part 1-PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING.



        Social Security Number
or


       Employer Identification Number



Part 2--Certification--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and
(2) I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding.

Part  3--Awaiting  TIN  '


Payee's  Request  for  taxpayer
Identification  Number  ("TIN")

Certificate instructions-- You must cross our Item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you receive another certification from the IRS stating that you are no longer subject to withholding, do not cross out item (2).

SIGNATURE    DATE,  1996

Name  (Please  Print)
NOTE:        FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF
20% OF ANY PAYMENTS MADE TO YOU UNDER THE Series A Notes OR THE Series B Notes

     YOU  MUST  COMPLETE  THE  FOLLOWING  CERTIFICATE
     IF  YOU  CHECKED  THE  BOX  IN  PART  3  OF  SUBSTITUTE  FORM  W-9

     CERTIFICATE  OF  AWAITING  TAXPAYER  IDENTIFICATION  NUMBER

I certify under penalty of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
(b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 20% of all reportable payments made to me thereafter will be withheld until I provide a number.



              Signature
          Date,  1996


              Name  (Please  Print)